UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2018

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On January 24, 2018, The J. M. Smucker Company (the “Company”) issued a press release announcing that Steven Oakland, Vice Chair and President, U.S. Food and Beverage, will retire on June 29, 2018.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 19, 2018, the Company amended its Code of Business Conduct & Ethics (the “Code of Ethics”) to include several new provisions covering workplace safety and health, workplace violence, advertising and product labeling, human and workplace rights, international trade, and environmental protection and sustainability; to make substantive amendments to existing provisions covering social media, confidential information and trade secrets, and gifts, meals, and entertainment; and to make other administrative, stylistic, and non-substantive changes to the Code of Ethics.

This summary is qualified in its entirety by reference to the full text of the revised Code of Ethics, which can be found on the Company’s corporate website at www.jmsmucker.com under “Investor Relations — Corporate Governance — Code of Business Conduct & Ethics”.

Item 8.01	Other Events.

A copy of the press release issued by the Company, dated January 24, 2018, announcing the retirement of Steven Oakland, and certain other organizational changes, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release issued by The J. M. Smucker Company, dated January 24, 2018, announcing the retirement of Steven Oakland and certain other organizational changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: January 24, 2018

	By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Senior Vice President, General Counsel and Secretary

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